                                                               EXHIBIT (g)(1)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT

                                FEES AND EXPENSES

              Series                              Annual Fee
              ------                              ----------
ING Principal Protection Fund                     $12,000
ING Principal Protection Fund II                  $12,000
ING Principal Protection Fund III                 $12,000
ING Principal Protection Fund IV                  $12,000
ING Principal Protection Fund V                   $12,000
ING Principal Protection Fund VI                  $12,000
ING Principal Protection Fund VII                 $12,000
ING Principal Protection Fund VIII                $12,000
ING Principal Protection Fund IX                  $12,000
ING Principal Protection Fund X                   $12,000
ING Principal Protection Fund XI                  $12,000

Pursuant to the Custodian Service and Monitoring Agreement dated April 30,2003, by and among ING Equity Trust, MBIA Insurance Corporation and The Bank of New York (the "Agreement") the undersigned hereby amend this Amended Schedule A to the Agreement to add ING Principal Protection Fund X and ING Principal Protection Fund XI.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of February 25,2004.

ING EQUITY TRUST                MBIA INSURANCE            THE BANK OF NEW YORK
                                CORPORATION

/s/ Robert S. Naka             /s/ Michael S Knoff       /s/ EDWARD G. McGANN
------------------             --------------------      ----------------------
Name: Robert S. Naka           Name:Michael S Knoff      Name: EDWARD G. McGANN
Title: Senior Vice President   Title: Director           Title:  VICE PRESIDENT